Stonefield Josephson, Inc.
                             4 Park Plaza Suite 900
                            Irvine, California 92614
                                 (949) 653-9400





January 27, 2005


U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madame:

On January 18, 2005, we resigned as the principal independent accountants for Cobalis Corp. We have read Item 4.01 of Form 8-K dated January 25, 2005, of Cobalis Corp. ("the Registrant") and are in agreement with such statements.


/s/  Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
January 27, 2005